THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED HEREIN.



                                 PROMISSORY NOTE

                                October 16, 2001

         FOR VALUE RECEIVED, the undersigned, M&A WEST, INC. ("Maker"), hereby promises to pay to the order of VANDERKAM & SANDERS ("Payee"), at 440 Louisiana, Suite 475, Houston, Texas 77002, the principal sum of those legal amounts owing as of the date of this Promissory Note as well as those legal amounts incurred in the future, in lawful money in United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, bearing interest and payable as provided herein. The maximum amount of past and future legal billings shall not exceed $100,000.

         Interest on the unpaid balance of legal services rendered shall accrue 30 days after amounts owed are invoiced at a rate per annum equal to 4%; provided, however, that such interest shall not exceed the Maximum Rate as hereinafter defined. All past-due principal and interest shall bear interest at the maximum rate permitted by applicable law. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The principal amount and accrued interest of this Note shall be due and payable on March 25, 2002. The Note may be renewed for additional thirty day periods at the option of the Payee.

         This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

         This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

         In consideration for legal services provided and legal services to be provided in the future, Maker grants Payee a security interest in 11,725,449 shares of common stock of Venturelist.com, Inc. as evidenced by the Security Agreement attached hereto as Exhibit "B.".

         No provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

         Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, other agreement entered into in connection herewith or therewith, by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

         Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally do not waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties with notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

         This Note shall be construed and enforced under and in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                                      M&A WEST, INC.


                                      By /s/ Patrick R. Greene
                                        ----------------------------------------
                                      Patrick R. Greene, Chief Executive Officer